[LETTERHEAD OF DLC]
                                                      Exhibit 5.1




                                                  (412) 393-6041



                                   May 9, 1994


Duquesne Light Company
One Oxford Centre
301 Grant Street
Pittsburgh, Pennsylvania  15279

Ladies and Gentlemen:

          I am Associate General Counsel of Duquesne Light Company (the "Company") and have acted as counsel to the Company in connection with the proposed issuance and sale from time to time of up to $150,000,000 of (i) Cumulative Monthly Income Preferred Securities ("Preferred Securities") of Duquesne Capital L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), which represent limited partner interests in the Partnership and (ii) certain backup undertakings of the Company with respect to the Preferred Securities including
(a) a Guarantee of the Company to be issued for the benefit of the holders from time to time of Preferred Securities and (b) Debentures of the Company to be issued to the Partnership under an Indenture of the Company (the "Indenture") to The First National Bank of Chicago, as trustee (the "Trustee"), as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company and the Partnership with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Guarantee and the Debentures under the Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below.

          I am of the opinion that the Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the

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Duquesne Light Company
May 9, 1994
Page 2




Registration Statement, and that the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

          I am also of the opinion that when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act and any applicable State securities or Blue Sky laws shall have been complied with and the Indenture shall have been qualified under the Trust Indenture Act;

          (b) the Securities Certificate filed by the Company with the Pennsylvania Public Utility Commission with respect to the Debentures and the Guarantee shall have been duly registered by said regulatory authority;

          (c) the Company's Board of Directors or a duly authorized Committee thereof shall have taken such action as may be necessary to authorize the issuance by the Company of the Debentures and the Guarantee on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto;

          (d) the Indenture shall have been appropriately executed and delivered by the Company and the Trustee; the terms of the Debentures have been duly established and the Debentures have been issued and authenticated in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

          (e) the terms of the Guarantee have been duly established in accordance with applicable laws and the Guarantee has been appropriately executed and delivered by the Company;

          (f) the Preferred Securities to which the Guarantee and the Debentures relate have been duly issued and sold and the purchase price therefor has been received by the Partnership; and

          (g) the Company has received the consideration, if any, separately payable for the Guarantee and the Debentures;


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Duquesne Light Company
May 9, 1994
Page 3




the Guarantee and Debentures will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity.

          I authorize and consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement, and authorize and consent to the references to me in the Registration Statement and in the prospectus constituting a part thereof.

          I am a member of the Pennsylvania Bar and do not hold myself out as an expert on the laws of any other state. Accordingly, in rendering this opinion, I have relied, as to all matters governed by the laws of the State of New York, upon the opinion of even date herewith of Reid & Priest, special counsel for the Company, which is being filed as Exhibit 5.2 to the Registration Statement, and, as to all matters governed by the laws of the State of Delaware, upon the opinion of even date herewith of Richards, Layton & Finger, special Delaware counsel for the Company and the Partnership, which is being filed as
Exhibit 5.3 to the Registration Statement.

          In rendering its opinion, Reid & Priest may rely upon this opinion as to all matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them.
Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                   Very truly yours,

                                   /s/ Richard S. Christner
                                   -------------------------
                                   Richard S. Christner
                                   Associate General Counsel